EXHIBIT 3

                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT dated as of April 7, 2000 (this "Agreement"), by and between Computer Outsourcing Services, Inc., a Delaware corporation (the "Company"), each of the purchasers set forth on Schedule A attached hereto (each a "Purchaser" and collectively "Purchasers").


                              W I T N E S S E T H:


          WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to Purchasers 157,377 shares (the "Shares") of its 8% Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), together with Series A Common Stock Warrants (the "Warrants") to purchase an aggregate of 2,531,926 shares (the "Warrant Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), to be issued upon exercise of the Warrants;

          WHEREAS, Purchaser desires, subject to the terms and conditions set forth herein, to purchase such Series A Preferred Stock from the Company; and

          WHEREAS, the parties intend that the proceeds of the sale of the Securities will be used to fund the business plan of Infocrossing;


          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.


                                    ARTICLE I

                                   DEFINITIONS

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by Applicable Law to be closed.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Other Special Rights and Qualifications thereof relating to the Series A Preferred Stock, in the form attached hereto as Exhibit A.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Commission"   means  the  United  States   Securities   and  Exchange
Commission.

          "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and all documents incorporated by reference therein).

          "Company Disclosure Schedule" shall mean the Company disclosure schedule delivered by the Purchaser concurrently with the date hereof.

          "Company Stockholders' Meeting" means the annual meeting of the Company to be held on or about May 5, 2000, in connection with the vote of such stockholders.

          "Confidential Information" shall mean any and all secret, confidential or proprietary technical and non-technical information, knowledge or data regarding the business, affairs, products and accounts of the Company and its Subsidiaries; provided, however, that any information disclosed by a disclosing party will be considered "Confidential Information" of such party by the receiving party only if such information (a) if provided as information fixed in a tangible medium of expression, is conspicuously designated as "Confidential", "Proprietary" or some similar designation, or (b) if provided orally, is identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of disclosure. Notwithstanding anything to the contrary contained herein, "Confidential Information" shall not include any information, knowledge or data which (a) was in the public domain at or subsequent to the time such portion was communicated to the receiving party by the disclosing party through no fault of the receiving party, (b) was rightfully in the receiving party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the receiving party by the disclosing party, (c) was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party, or (d) was communicated by the disclosing party to an unaffiliated third party free of any obligation of confidence.

          "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, instrument, or other agreement or arrangement (whether written or oral).

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation.

          "DB Capital" shall mean DB Capital Investors, L.P., a Delaware limited partnership.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

          "Equity Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Warrant Agreement and the Stockholders Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

          "Infocrossing" shall mean, Infocrossing, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

          "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

          "Management Stockholders" means the individuals listed on Schedule A to the Stockholders Agreement, as of the Closing Date.

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, operations, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

          "Permitted Transferee" means, with respect to Purchaser, or any Permitted Transferee of Purchaser, any Purchaser Affiliate or an Affiliate of such holder or any successor in interest of any of them, whether by merger, consolidation, dissolution, liquidation, or otherwise, provided, however, that each Permitted Transferee must agree in writing pursuant to a Permitted Transferee Agreement, in accordance with the provisions of Section 6.5, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as Purchaser prior to the transfer of any Shares to such Permitted Transferee; and provided, further, that the transfer of Shares from such Purchaser to such Permitted Transferee is in compliance with all applicable securities laws.

          "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Proxy Statement" means the proxy statement and form of proxy mailed to the Company's Stockholders on February 28, 2000, as supplemented by Supplement and as otherwise supplemented from time to time.

          "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Purchaser,
(c) any director,  officer, employee,  representative or agent of (i) Purchaser,
(ii) any Affiliate of Purchaser or (iii) any holder of equity interests or securities referred to in clause (a) above or (d) any person who is a "control person" of Purchaser, as defined under Section 15 of the Securities Act or
Section 20 of the Exchange Act.

          "Registration   Rights   Agreement"  means  the  Registration   Rights
Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and Purchaser, in the form attached hereto as Exhibit B.

          "Securities" shall mean, collectively, the Shares and the Warrants.

          "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder.

          "Series A Preferred Stock" has the meaning set forth in the first recital to this Agreement. The Series A Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation.

          "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Subsidiary" means a subsidiary of the Company.

          "Transactions" means the transactions  contemplated by this Agreement.


          "Warrant Agreement" means the Warrant Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and the party thereto, in the form attached hereto as Exhibit C.

          "Warrantholders"   means  the  warrantholders  party  to  the  Warrant
Agreement.

          (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

        Term                                             Section

        Agreement                                        Preamble
        Closing                                          2.2
        Closing Date                                     2.2
        Common Stock                                     First Recital
        Company                                          Preamble
        Company Property                                 3.18
        DGCL                                             3.2(d)
        Employees                                        3.12(a)
        Employee Benefit Plans                           3.12(a)
        Environmental Claims                             3.18
        Environmental Law                                3.18
        Governmental Licenses                            3.10
        Hazardous Materials                              3.18
        Immigration Laws                                 3.12(i)
        Indemnified Party                                8.1(c)
        indemnified person                               8.1(b)
        Indemnifying Party                               8.1(c)
        Information                                      3.8
        Intellectual Property                            3.11
        Issuance                                         2.1
        Kennedy-Wilson Credit Facility                   3.14
        KW Securities                                    2.1(b)
        Losses                                           8.1(b)
        Material Contracts                               3.15
        Notices                                          8.2
        Permitted Liens                                  3.14
        Permitted Transferee Agreement                   6.5
        Projections                                      3.8
        Purchaser or Purchasers                          Preamble
        Release                                          3.18
        Shares                                           First Recital
        Share Transfer                                   6.5
        Stockholders Agreement                           2.2(d)
        Supplement                                       5.14(b)
        Tax                                              3.13(f)
        Tax Controversy                                  3.13(c)
        Tax Return                                       3.13
        URL                                              3.11
        Warrants                                         First Recital
        Warrant Shares                                   First Recital

                                   ARTICLE II

                                SALE AND PURCHASE

          SECTION 2.1. Agreement to Sell and to Purchase; Purchase Price. (a) On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Securities set forth opposite such Purchaser's name on Schedule A attached hereto (the "Issuance"), for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A attached hereto.

          (b) In lieu of repaying the indebtedness under the Kennedy Wilson Credit Facility in accordance with Section 7.2(n) of this Agreement, the Company may issue additional Securities (the "KW Securities") in amounts to be approved by the Purchasers, such approval not to be unreasonably withheld, in exchange for all outstanding notes and other securities issued pursuant to the Kennedy Wilson Credit Facility or any related agreements or understandings; provided, however, that upon the consummation of such exchange, the Company, Infocrossing and its Subsidiaries shall have no further obligation or liability in respect of, or in relation to, the Kennedy Wilson Credit Facility or any related agreements or understandings (other than obligations or liabilities in respect of the KW Securities). The terms of any exchange agreement entered into by the Company in order to give effect to this Section 2.1(b) shall be no more favorable to the holders of indebtedness under the Kennedy Wilson Credit Facility than the terms of this Agreement are to the Purchasers and, in any event, shall be subject to the reasonable consent of the Purchasers, not to be unreasonably withheld.

          SECTION 2.2. Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Securities hereunder (the "Closing") shall take place at 10:00 p.m. at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on the date which is three Business Days after the conditions set forth in
Article VII have been satisfied or on such other date as the parties shall mutually agree upon (the "Closing Date").

          At the Closing:

          (a) each Purchaser shall deliver:

               (i) against delivery of certificates representing the Securities being purchased by such Purchaser pursuant to Section 2.1, an amount equal to the aggregate purchase price of such Securities as set forth on Schedule A attached hereto via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the Closing Date; and

               (ii) a copy of the Registration Rights Agreement executed by such Purchaser.

               (iii) a copy of the Warrant Agreement executed by such Purchaser.

          (b) The Company shall deliver to Purchasers:

               (i) against payment of the purchase price therefor as set forth opposite such Purchaser's name on Schedule A attached hereto, (A) a certificate or certificates representing the Shares being purchased by such Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date and (B) a certificate or certificates for the Warrants registered in the name of such Purchaser or the nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date;

               (ii) an opinion of counsel to the Company, dated the Closing Date, covering such matters as are customarily covered by such opinions, in form and substance acceptable to Purchasers;

               (iii) an officer's  certificate of the Company as contemplated by
     Section 7.2(f);

               (iv) a certificate of the secretary of the Company  setting forth
     (A) a copy of the Certificate of Incorporation of the Company and all amendments thereto (including, without limitation, the Certificate of Designation) as in effect on the date hereof and on the Closing Date all certified by the Secretary of State of the State of Delaware, (B) a copy of the by-laws of the Company, as in effect on the date hereof and on the Closing Date, (C) copies of all resolutions of the Company authorizing the Transactions; and (D) an incumbency certificate setting forth the name, title and authorized signature of each officer of the Company who will execute documents in connection with the transaction contemplated hereby;

               (v) a certificate of the Secretary of each Subsidiary setting forth (A) a copy of the Certificate of Incorporation or similar organic document of such Subsidiary, together with all amendments thereof, as in effect on the date hereof and on the Closing Date, in each case certified by the Secretary of State or similar authority of the jurisdiction of incorporation of such Subsidiary and (B) the by-laws, operating agreement or any similar document of such Subsidiary;

               (vi) a long-form good standing certificate of the Company and each Subsidiary issued by the Secretary of State of the relevant state of organization;

               (vii) a copy of the Registration Rights Agreement executed by the Company and Zach Lonstein; and

               (viii) a copy of the Warrant Agreement executed by the Company.

          (c) The Company shall deliver to DB Capital (or its designee) a transaction fee equal to $1,200,000 in immediately available funds by wire transfer to an account designated by Purchaser at least two Business Days prior to the Closing Date.

          (d) The Company shall deliver to Purchasers the Stockholders Agreement in the form of Exhibit D hereto, executed by the Company and the Management Stockholders (the "Stockholders Agreement").

          (e) The Company shall deliver to Purchasers evidence of the payment of all costs and expenses of Purchasers required to be reimbursed by the Company pursuant to Section 8.10 hereof.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

          SECTION 3.1. Organization and Standing. Each of the Company, Infocrossing and the other Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. Each of the Company, Infocrossing and the other Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has delivered to Purchasers true and complete copies of the Company's Certificate of Incorporation, as amended to date, and by-laws, as in effect on the date hereof and the certificates of incorporation, by-laws or other similar organizational documents of Infocrossing and its other Subsidiaries, in each case, as amended through the date hereof.

          SECTION 3.2. Capital Stock; Warrants. (a) As of April 4, 2000, the authorized Capital Stock of the Company consists solely of (i) 10,000,000 shares of Common Stock, of which 5,009,487 shares are issued and outstanding, 5,608 shares are held in treasury and 1,160,100 are reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Securities), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which, prior to the issuance of the Shares on the Closing Date as contemplated by this Agreement, no shares have been designated and no shares are issued or outstanding. As of the Closing Date, the authorized Capital Stock of the Company will consist solely of (i) 50,000,000 shares of Common Stock, of which 5,009,487 shares will be issued and outstanding (assuming no additional exercises of existing stock options), 5,608 shares will be held in treasury and 1,509,600 will be reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Securities), and (ii) 3,000,000 shares of preferred stock, par value $0.01 per share of which, prior to the issuance of the Shares on such date, as contemplated by this Agreement, no Shares will be designated or outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing, including without limitation the Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (b) Except as set forth on Schedule 3.2 of the Company Disclosure Schedule, as of the date of this Agreement, there are and on the Closing Date there will be (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary. Infocrossing is a wholly owned subsidiary of the Company.

          (c) The Conversion Shares have been duly authorized and validly reserved for issuance in contemplation of the conversion of the Series A Preferred Stock and, when issued and delivered in accordance with the terms of the Certificate of Designation, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (d) The holders of the Series A Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation (subject to the limitations and qualifications set forth therein and under the General Corporation Law of the State of Delaware (the "DGCL")).

          (e) The Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of this Agreement and the Warrant Agreement will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

          (f) The Warrant Shares have been duly and validly authorized and validly reserved for issuance in contemplation of the exercise of the Warrants and, when issued and delivered in accordance with the terms of the Warrant
Agreement, will be validly issued, fully paid and non-assessable, and the issuance thereof will not have been subject to any pre-emptive rights or made in violation of Applicable Law.

          SECTION 3.3. Authorization; Enforceability. The Company has all necessary power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Issuance. No other corporate or stockholder proceeding (other than the approval of the stockholders of the Company contemplated by Section 5.14) on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 3.4. No Violation; Consents. (a) The execution, delivery and performance by the Company of each of the Equity Documents and the consummation by the Company of the Issuance do not and will not contravene any Applicable Law. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of each of the Equity Documents and the consummation of the Issuance (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company, Infocrossing or any other Subsidiary is a party or by which the Company, Infocrossing or any other such Subsidiary is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company, Infocrossing or any other Subsidiary, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company to perform its obligations under the Equity Documents and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of the Company, Infocrossing or the other Subsidiaries.

          (b) Except for (i) the filings by the Company, if any, required by the HSR Act, (ii) applicable filings, if any, required by applicable federal and state securities laws and (iii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, in each case, which shall be made (to the extent required) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation by the Company of the Issuance, or for the execution, delivery and performance by the Company of the Equity Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Equity Documents.

          SECTION 3.5. Commission Filings; Financial Statements. (a) The Company has timely filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

          SECTION 3.6. Absence of Certain Changes. Except as disclosed in the Commission Filings filed prior to the date hereof or on Schedule 3.6 of the Company Disclosure Schedule, since October 31, 1999, there has not been (i) any event, occurrence or development of a state of circumstances or facts (or the failure of any of the foregoing to occur) that has had, or would reasonably be expected to have (a) a Material Adverse Effect or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Equity Documents; (ii) the businesses of the Company, Infocrossing and the other Subsidiaries have been conducted only in the ordinary course; (iii) neither the Company, Infocrossing or any of the other Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside of the ordinary course of business, except that on January 26, 2000, the Company entered into the Kennedy-Wilson Credit Facility; (iv) the Company, Infocrossing and its other Subsidiaries have not increased the compensation of any officer or director or granted any general salary or benefits increase, other than in the ordinary course of business; (v) neither the Company, Infocrossing nor any of the other Subsidiaries has taken any action referred to in Section 5.1, except as permitted thereby and, except that on January 26, 2000, the Company entered into the Kennedy-Wilson Credit Facility; (vi) there has been no declaration, setting aside or payment of any dividend or distribution with respect to any Capital Stock of the Company; or (vii) there has been no change by the Company, Infocrossing or the other Subsidiaries in accounting principles, practices or methods.

          SECTION 3.7. Private Offering. The offer and sale of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares), which would subject the Issuance to the registration provisions of the Securities Act.

          SECTION 3.8. Provided Information. All written information (excluding information of a general economic nature and financial projections) concerning the Company, Infocrossing and the other Subsidiaries and the Transactions (the "Information") that has been or will be prepared by or on behalf of the Company or any of the Company's authorized representatives and that has been made or will be made available to Purchaser or any of their authorized representatives in connection with the Issuance, when taken as a whole, was or will be, at the time made available, correct in all material respects and did not or will not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company, Infocrossing and the Issuance (the "Projections") that have been prepared by or on behalf of the Company or any of the Company's authorized representatives and that have been or will be made available to the Purchasers or any of their authorized representatives in connection with the Issuance have been, and at the time made available will be, reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company, Infocrossing, the other Subsidiaries and the individual business segments thereof.

          SECTION 3.9. Litigation. Except as disclosed in the Commission Filings or as set forth in Schedule 3.9, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any Governmental Authority, pending, or, to the best knowledge of the Company, threatened, against or affecting the Company, Infocrossing or any of its other Subsidiaries, or any of their properties or rights which could have a Material Adverse Effect or would be reasonably likely to prevent or materially delay consummation of the Transactions. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Except as disclosed in the Commission Filings filed prior to the date hereof, neither the Company, Infocrossing nor any of its other Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a material adverse effect on the ability of the Company, Infocrossing or any other Subsidiary to conduct its business as presently conducted or contemplated to be conducted or would be reasonably likely to prevent or materially delay consummation of the Transactions.

          SECTION 3.10. Permits and Licenses. The Company, Infocrossing and the other Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company, Infocrossing and the other Subsidiaries to conduct their respective businesses as currently conducted (collectively, "Governmental Licenses"), except for those of which the failure to obtain would not have a Material Adverse Effect or prevent or materially delay the consummation of the Transactions; the Company, Infocrossing and the other Subsidiaries, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions, are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to (i) have a Material Adverse Effect, or (ii) prevent or materially delay the consummation of the Transactions; and neither the Company, Infocrossing nor any of the other Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions. There exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company, Infocrossing or any of the other Subsidiaries with respect to the current or contemplated operation of their respective businesses, which variation, suspension, cancellation or termination could reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions.

          SECTION 3.11. Intellectual Property, etc. In the operation of its business the Company, Infocrossing any the other Subsidiaries have used, and currently use, domestic and foreign patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, uniform resource locators ("URLs"), Internet domain names, trade secrets and other confidential and proprietary information (collectively the "Intellectual Property"). Schedule 3.11 of the Company Disclosure Schedule contains an accurate and complete list of all Intellectual Property which is of material importance to the operation of the business of the Company, Infocrossing or any of the other Subsidiaries. Unless otherwise indicated in the Commission Filings or on Schedule 3.11 of the Company Disclosure Schedule, the Company (or the Subsidiary indicated) owns the entire right, title and interest in and to the Intellectual Property listed on such
Schedule 3.11 of the Company Disclosure Schedule (including, without limitation, the exclusive right to sue and license the same) free and clear of any Liens (and without obligation to pay any royalty or other fee with respect thereto) and each item constituting part of the Intellectual Property which is owned by the Company, Infocrossing or any other Subsidiary and listed on Schedule 3.11 of the Company Disclosure Schedule has been, to the extent indicated in Schedule
3.11 of the Company Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entities, domestic or foreign, or a duly accredited and appropriate domain name registrar, as are indicated in Schedule 3.11 of the Company Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. Neither the Company's, Infocrossing's or any of the other Subsidiaries' use or practice of the Intellectual Property infringes any other Person's rights thereto. No Intellectual Property set forth on Schedule
3.11 of the Company Disclosure Schedule has been canceled, abandoned, or otherwise terminated and all renewal fees (if applicable) in respect thereof have been duly paid. Except as stated in Schedule 3.11 of the Company Disclosure Schedule, there are no pending or to the best knowledge of the Company, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property listed on Schedule 3.11 of the Company Disclosure Schedule. Schedule 3.11 of the Company Disclosure Schedule lists all notices or claims currently pending or received by the Company, Infocrossing or any of its other Subsidiaries during the past two years which claim, as applicable, infringement, contributory infringement, inducement to infringe, misappropriation, misuse or breach by the Company, Infocrossing or any of its other Subsidiaries with respect to any Intellectual Property or license thereof and, except as set forth on Schedule 3.11 of the Company Disclosure Schedule, there is, to the knowledge of the Company, no reasonable basis upon which any such claim may be asserted. To the best knowledge of the Company, except as indicated on Schedule 3.11 of the Company Disclosure Schedule, no Person is infringing, misappropriating or misusing any of the Intellectual Property.

          SECTION 3.12.  Employee  Benefit  Plans and  Employment  Matters.  (a)
Schedule 3.12 of the Company Disclosure Schedule sets forth as of the date hereof a true and complete list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company, Infocrossing and its other Subsidiaries in which current or former employees, agents, directors, or independent contractors of the Company, Infocrossing or its other Subsidiaries ("Employees") participate or pursuant to which the Company or any of its Subsidiaries may have a liability with respect to Employees (each, an "Employee Plan"). Except as disclosed in the Commission Filings or on Schedule 3.12 of the Company Disclosure Schedule, neither the Company, Infocrossing nor any of its other Subsidiaries has any commitment to establish any additional Employee Plans or to modify or change materially any existing Employee Plan. The Company has made available to Purchaser with respect to each Employee Plan: (i) a true and complete copy of all written documents comprising such Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Plan; and (ii) the most recent financial statements, if any.

          (b) Each Employee Plan has been established and maintained in substantial compliance with its terms and the requirements of all Applicable Law, and all contributions required to be made to the Employee Plans have been made in a timely fashion.

          (c) Each Employee Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service and, to the Company's knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter or opinion letter

          (d) Neither the Company, Infocrossing nor any other Subsidiary currently maintains or contributes to, or has at any time maintained or contributed to or been obligated to contribute to, any plan, program or arrangement covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA.

          (e) Neither the Company, Infocrossing nor any other Subsidiary, nor, to the Company's knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502 of ERISA, material damages pursuant to
Section 409 of ERISA or a material tax pursuant to Section 4975 of the Code.

          (f) Except as set forth in the Commission Filings or on Schedule 3.12 of the Company Disclosure Schedule, none of the execution or delivery of the Equity Documents or the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), constitutes an event under any Employee Plan, loan to, or individual agreement or contract with, an Employee that may result in any material payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

          (g) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Employee Plan, except for any of the foregoing that do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h) No amounts paid or payable by the Company, Infocrossing or any other Subsidiary to or with respect to any Employee (including any such amounts that may be payable as a result of the execution and delivery of the Equity Documents or the consummation of the transactions contemplated hereby or thereby) will fail to be deductible for United States federal income tax purposes by reason of Section 280G of the Code, except as would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

          (i) the Company, Infocrossing and the other Subsidiaries are in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee of the Company, Infocrossing and the other Subsidiaries, for whom compliance with the Immigration Laws is required, the Company has supplied, or shall supply prior to the Closing Date, to Purchaser such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. The Company, Infocrossing and the other Subsidiaries have never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the Company's knowledge, threatened.

          (j) Except as set forth in the Commission Filings or on Schedule 3.12 of the Company Disclosure Schedule, the Company, Infocrossing and the other Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions and wages and hours.

          SECTION 3.13. Taxes. Except as set forth on Schedule 3.13 of the Company Disclosure Schedule:

          (a) The Company, Infocrossing and the other Subsidiaries have timely filed or caused to be timely filed all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by or with respect to them. Such Tax Returns have accurately reflected all liability for Taxes of the Company, Infocrossing and the other Subsidiaries for the periods covered thereby. All Taxes have been paid in full on a timely basis other than (1) Taxes which individually or, together with all other unpaid Taxes, are immaterial, or (2) Taxes which are being contested in good faith by appropriate proceedings, diligently pursued, and which have been fully reserved on the balance sheet of the Company. The amount of the liability of the Company, Infocrossing and the other Subsidiaries for unpaid Taxes for all periods ending on or before October 31, 1999, does not, in the aggregate, exceed the amount of the current liability accrual for Taxes (including reserves for deferred Taxes) reflected on the Company's October 31, 1999 balance sheet; and all Taxes liabilities of the Company, Infocrossing and the other Subsidiaries since such time have been incurred in the ordinary course of business of the Company, Infocrossing or the other Subsidiaries, as the case may be; and all material Tax liabilities since such time have been set forth on the books and records of the Company, Infocrossing or another Subsidiary, as the case may be, and disclosed to Purchaser prior to the date hereof.

          (b) There are no material Tax assessments or adjustments that have been asserted against the Company, Infocrossing or the other Subsidiaries for any period.

          (c) There are no audits, examinations, actions, suits, proceedings, investigations, claims or assessments pending or, to the knowledge of the Company, threatened, against the Company, Infocrossing or any of the other Subsidiaries for any alleged deficiency in any Tax (a "Tax Controversy") and the Company has not been notified of any proposed Tax Controversy against the Company, Infocrossing or any of the other Subsidiaries (other than a Tax Controversy set forth on Schedule 3.13 of the Company Disclosure Schedule which is being contested in good faith). There are no "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect. Neither the Company, Infocrossing nor any of the other Subsidiaries have been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. The Company has delivered to Purchaser correct and complete copies of all United States federal, state, and foreign income Tax Returns (to the extent filed as of the date hereof or, if not filed, correct and complete copies of extensions thereof), examination reports, statements of deficiencies assessed against or agreed to by the Company and any of its Subsidiaries, or any other similar correspondence from a taxing authority, relating to taxable years 1997, 1998 and 1999.

          (d) There are no liens for Taxes on the assets of the Company, Infocrossing or any of the other Subsidiaries, except for statutory liens for current Taxes not yet due and payable.

          (e) (i) Neither the Company, Infocrossing nor any of the other Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company, Infocrossing or any of the other Subsidiaries.

          (ii) All Taxes which the Company, Infocrossing or any of the other Subsidiaries is (or was) required by law to withhold or collect (other than immaterial amounts) have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (iii) No claim has ever been made by any taxing authority in a jurisdiction where the Company, Infocrossing or any of the other Subsidiaries does not file Tax Returns that the Company, Infocrossing or any of the other Subsidiaries is or may be subject to taxation by that jurisdiction.

          (iv) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company, Infocrossing or the other Subsidiaries or any predecessor or affiliate thereof and any other party under which the Company, Infocrossing, any other Subsidiary, or Purchaser could be liable for Taxes or other claims of any third party.

          (v) Neither the Company, Infocrossing nor any of the other Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under
Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (vi) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company, Infocrossing or any of the other Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

          (vii) Neither the Company, Infocrossing nor any of the other Subsidiaries is a party to any agreement that would require the Company, Infocrossing or any of its Subsidiaries or any affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          (viii)  Neither  the  Company,  Infocrossing  nor  any  of  the  other
Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (f) For purposes of this Agreement, the term "Tax" means any United States federal, state, county or local, or foreign or provincial income, gross receipts, profits, capital gains, capital stock, occupation, severance, stamp, withholding, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, levy, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with all estimated taxes, deficiency assessments, additions to tax, interest or penalties imposed by any Governmental Authority, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. The term "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with any Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

          SECTION 3.14. Title to Assets. The Company, Infocrossing and each of the other Subsidiaries has good, valid and marketable title to (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of October 31, 1999 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of October 31, 1999 which have been sold or otherwise disposed of in the ordinary course of business after such date, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since October 31, 1999 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no Lien, except for Permitted Liens. "Permitted Liens" means: (i) Liens for Taxes not yet due or payable; (ii) Liens reflected in the Commission Filings and Liens pursuant to the Loan and Security Agreement by and among Infocrossing, the Company, and Kennedy-Wilson, Inc., and Cahill, Warnock Strategic Partners Fund, L.P., and Strategic Associates, L.P., dated January 26, 2000 (the "Kennedy-Wilson Credit Facility"); (iii) Liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like; (iv) zoning and other restrictions, variances, covenants, rights-of-way, encumbrances, easements and or other minor irregularities of title, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the value of any of the real property of the Company, or would impair in any material respect the ability of the Company or the relevant Subsidiary of the Company to sell such property for its current use; (v) with respect to items of personal property, unperfected purchase money security interests existing in the ordinary course of business without the execution of a security agreement and
(vi) other Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.15. Contracts. Schedule 3.15 of the Company Disclosure Schedule sets forth the following oral or written contracts and other agreements to which the Company, Infocrossing or any of the other Subsidiaries is a party:

               (a) any agreement (or group of related agreements, with the same third party or any of its Affiliates) for the lease of personal property providing for lease payments in excess of One Hundred Thousand Dollars ($100,000) per annum;

               (b) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which involve consideration in excess of Fifty Thousand Dollars ($50,000) for any one such agreement (or Two Hundred Fifty Thousand Dollars ($250,000) for any group of related agreements) per annum; provided, however, that this clause
     (b) shall not include any employment  agreement included pursuant to clause
     (e) below or excluded from clause (e) below by virtue of the monetary threshold set forth therein;

               (c) any agreement concerning a partnership or joint venture;

               (d) any agreement (or group of related agreements, with the same third party or any of its Affiliates) under which the Company, Infocrossing or any of the other Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Fifty Thousand Dollars ($50,000) per annum or under which it has imposed a Lien on any of its material assets, tangible or intangible;

               (e) any agreement with an employee of the Company, Infocrossing or any of the other Subsidiaries, providing for a base salary per annum in excess of One Hundred Thousand Dollars ($100,000);

               (f) any other agreement (or group of related agreements with the same third party) the performance of which involves consideration or obligations valued in excess of Fifty Thousand Dollars ($50,000) per annum; provided, however, that this clause (f) shall not include any employment agreement excluded from clause (e) above by virtue of the monetary threshold set forth therein;

               (g) any agreement (or group of related agreements with the same third party or any of its Affiliates) in respect of any loan or advance to, or investment in, any other Person, or any commitment to make any of the foregoing, by the Company, Infocrossing, or any of the Subsidiaries, in an amount in excess of Fifty Thousand Dollars ($50,000) excluding loans among the Company and its wholly owned Subsidiaries;

               (h) any agreement, indenture or other instrument which contains restrictions on the Company's, Infocrossing's or the other Subsidiaries' ability to pay dividends or otherwise make distributions with respect to their Capital Stock;

               (i) any agreement, contract or commitment limiting the ability of the Company, Infocrossing or any other Subsidiary to compete with any Person or engage in any line of business;

               (j) any agreement, contract or commitment with any Affiliate (other than a wholly owned Subsidiary) of the Company; and

               (k) any other material agreement, contract or commitment not entered into in the ordinary course of business.

          The foregoing are referred to hereafter as the "Material Contracts". With respect to the Material Contracts, except as set forth in Schedule 3.15 of the Company Disclosure Schedule: (i) all are in full force and effect; (ii) neither the Company, Infocrossing nor any of the other Subsidiaries and, to the Company's knowledge, no other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such Material Contract; (iii) neither the Company, Infocrossing nor any of the other Subsidiaries has assigned any of its rights or obligations under any of the Material Contracts; and (iv) neither the Company, Infocrossing nor any of the other Subsidiaries has received any outstanding notice of cancellation or termination in connection with any of them.

          SECTION 3.16. Insurance. The Company, Infocrossing and the other Subsidiaries have obtained and maintained in full force and effect insurance (including director's and officer's insurance) with insurance companies or associations in such amounts, on such terms and covering such risks as disclosed in Schedule 3.16 of the Company Disclosure Schedule.

          SECTION 3.17. Investment Company. None of the Company, Infocrossing or the other Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          SECTION 3.18. Environmental Laws and Regulations. Except as set forth in the Commission Filings or on Schedule 3.18 of the Company Disclosure Schedule, (a) Hazardous Materials have not at any time been generated, use, treated or stored on, or transported to or from, any Company Property or, to the knowledge of the Company, any property adjoining or adjacent to any Company Property, (b) Hazardous Materials have not at any time been released or disposed of on any Company Property or, to the knowledge of the Company, any property adjoining or adjacent to any Company Property, (c) the Company, Infocrossing and each of the other Subsidiaries are in compliance in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (d) there are no past, pending or threatened material Environmental Claims against the Company, Infocrossing or any of the other Subsidiaries or any Company Property, (e) there are no facts or circumstances, conditions or occurrences regarding any Company Property or, to the knowledge of the Company, any property adjoining or adjacent to any Company Property, that could reasonably be anticipated (A) to form the basis of a material Environmental Claim against the Company, Infocrossing or any of the other Subsidiaries or any Company Property or (B) to cause such Company Property to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law, and (f) there are not now and never have been any underground storage tanks located on any Company Property or, to the knowledge of the Company, on any property adjoining or adjacent to any Company Property.

          For purposes of this Agreement, the following terms shall have the following meanings: (A) "Company Property" means any real property and improvements owned or leased by the Company, Infocrossing or any of the other Subsidiaries; (B) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority; (C) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law in effect and in each case as amended as of the date hereof and Closing Date, and any judicial or administrative interpretation thereof applicable to the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601 et -- seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3808 et seq.; and (D) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (D), "Claims"), including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (E) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

          SECTION 3.19. State Takeover Statutes. The Board of Directors of the Company has approved the Transactions and the Equity Documents and such approval is sufficient to render inapplicable to the Transactions and the Equity Documents the provisions of Section 203 of the DGCL.

          SECTION 3.20. Brokers and Finders. No agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF EACH PURCHASER

          Each Purchaser hereby severally, and not jointly, represents and warrants to the Company, as to itself and as to no other person, as of the date hereof and as of the Closing Date as follows:

          SECTION 4.1. Organization; Authorization; Enforceability. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party and has taken all action necessary to authorize the execution, delivery and performance by it of such Equity Documents and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and consummation. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser.

          SECTION 4.2. Private  Placement.  (a) Such Purchaser  understands that
(i) the offering and sale of the Securities in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and (ii) there is no existing public or other market for the Securities.

          (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.

          (c) Such Purchaser is acquiring the Securities to be acquired hereunder (and will acquire the Conversion Shares and the Warrants Shares) for its own account, for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

          (d) Such Purchaser understands that the Securities will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          (e) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Securities indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities and to protect its own interest in connection with such investment; it being understood that nothing set forth in this Section 4.2(e) shall affect the representations, warranties or other obligations of the Company, or the rights and remedies of such Purchaser, under this Agreement in any way whatsoever.

          SECTION 4.3. No Violation; Consents. (a) The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions do not and will not contravene any Applicable Law. The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions contemplated therein (i) will not violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, except for any such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of such Purchaser.

          (b) Except for (i) the filings by such Purchaser, if any, required by the HSR Act, and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, in each case, which shall be made (to the extent required) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Equity Documents to which it is a party or the consummation of any of the transactions contemplated therein, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

          SECTION 5.1. Operation of Business. The Company agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or the other Equity Documents or otherwise consented to or approved in writing by Purchasers during the period commencing on the date hereof and ending on the Closing Date:

               (a) The Company, Infocrossing and each of the other Subsidiaries will conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and will use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners, and others having significant business relationships with them;

               (b) Each of the Company, Infocrossing and the other Subsidiaries shall:

               (i) operate its business in all material respects in the ordinary course and in compliance with Applicable Laws;

               (ii) not adopt any amendment (other than the Certificate of Designation) to its Certificate of Incorporation or by-laws or comparable organizational documents, except as contemplated in the proposed Certificate of Amendment attached hereto as Exhibit E;

               (iii) not split, combine or reclassify any shares of the Company's Capital Stock;

               (iv) not declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Capital Stock or increase the number of shares subject to any stock incentive or option plan with respect to the Capital Stock of the Company, Infocrossing or any Subsidiary;

               (v) not take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in
          Article III becoming untrue or (B) any of the conditions to the obligations of Purchasers set forth in Section 7.2 not being satisfied or (C) the triggering of any of the anti-dilution adjustments contained in the Certificate of Designation (had such Certificate of Designation been in effect);

               (vi) not issue or sell any shares of its Capital Stock (other than in connection with the exercise of options or warrants outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its Capital Stock or any of its other securities, or make any other changes in its capital structure;

               (vii) not acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business or division thereof;

               (viii) not, except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company, Infocrossing or the other Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (ix) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, Infocrossing or any of the other Subsidiaries;

               (x) incur any material liability for Taxes other than in the ordinary course of business; or enter into any settlement or closing agreement with a taxing authority that materially affects or may materially affect the tax liability of the Company, Infocrossing or any of the other Subsidiaries; or

               (xi) not enter into any agreement or commitment to do any of the foregoing.

                  SECTION 5.2. Access to Books and Records. (a) The Company shall afford to Purchasers and Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all its properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to Purchasers (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this
Section 5.2 shall affect any representation, warranty or other obligation of the Company or the rights and remedies and conditions to the obligations of Purchasers.

          (b) The Company shall supplement the Information and the Projections from time to time until the Closing Date so that the representations and warranties in Section 3.8 shall remain correct, but no such supplement shall be given effect for purposes of determining whether the Company has breached any representations or warranties for purposes of Section 7.2 and Section 8.1.

          SECTION 5.3. Agreement to Take Necessary and Desirable Actions. The Company shall (a) subject to the satisfaction of the conditions set forth in
Section 7.1, execute and deliver the Equity Documents and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any Purchaser in order to consummate or implement the Issuance in accordance with the terms of this Agreement.

          SECTION 5.4. Compliance with Conditions. The Company shall use its reasonable best efforts to cause all conditions precedent to the obligations of the Company and Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use its reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Issuance in accordance with the terms of this Agreement.

          SECTION 5.5. HSR Act Notification. To the extent required by the HSR Act, the Company shall, to the extent it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

          SECTION 5.6. Consents and Approvals. The Company (a) shall use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Issuance and (b) shall diligently assist and cooperate with Purchaser in preparing and filing all documents required to be submitted by Purchasers to any Governmental Authority in connection with the Issuance (which assistance and cooperation shall include, without limitation, timely furnishing to Purchasers all information concerning the Company, Infocrossing and the other Subsidiaries that counsel to Purchasers determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION   5.7.    Reservation   of   Shares.    The   Company   shall:

               (i) cause to be authorized and reserve and keep available at all times during which any of the Shares and Warrants remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion of the Shares and/or exercise of the Warrants pursuant to the terms of the Certificate of Designation or the Warrant Agreement, as the case may be, sufficient shares of Common Stock to provide for the issuance of the maximum number of shares issuable upon conversion of outstanding Shares and Warrants;

               (ii) issue and cause the transfer agent to deliver such shares of Common Stock as required upon conversion of the Shares and/or the exercise of the Warrants, and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the conversion of the Shares and/or exercise of the Warrants, be duly and validly issued, fully paid and nonassessable; and

               (iii) if any shares of Common Stock reserved for the purpose of issuance upon conversion of the Shares and/or exercise of the Warrants require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          SECTION 5.8. Use of Proceeds. The Company shall use the proceeds from the Issuance to finance the execution of the Infocrossing, Inc. business plan and to repay the indebtedness under the Kennedy-Wilson Credit Facility.

          SECTION 5.9. Filing of Certificate of Designation. Prior to the Issuance, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL.

          SECTION 5.10. Listing of Shares. The Company shall cause the Conversion Shares and the Warrant Shares to be listed or otherwise eligible for trading on the NASDAQ National Market System or such other national securities exchange on which constitutes the principal trading U.S. market for the Common Stock.

          SECTION 5.11. Periodic Information. For so long as the Shares or any Conversion Shares or Warrant Shares are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Securities, the Conversion Shares and the Warrant Shares and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

          SECTION 5.12. Legends. So long as applicable, each certificate representing any portion of the Shares, the Conversion Shares or the Warrant Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY __, 2000, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

After the above requirement for a legend is no longer applicable because the Shares are freely transferable under the Securities Act, the Company shall remove such legend upon request from a holder of such Shares, if outside counsel for such holder reasonably determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

          SECTION 5.13. Directors and Officers Insurance; Indemnification. For so long as Purchaser holds any Shares, the Company shall maintain directors' and officers' insurance with policy limits and deductibles at least as favorable to the beneficiaries of such insurance as are currently maintained and otherwise on terms reasonably comparable to the coverage maintained by the Company on the date hereof, such insurance to be maintained with an insurer with an A.M. Best financial strength rating of "A" or better. For so long as Purchaser holds any Shares, the Company shall indemnify the Company's directors and officers to the fullest extent permitted under the DGCL and shall enter into all such agreements and use its best efforts to obtain any necessary amendments to its Certificate of Incorporation or by-laws to give effect to this Section 5.13.

          SECTION 5.14. Stockholders' Approval; Proxy Statement. (a) The Company, acting through its Board of Directors, shall, in accordance with Applicable Law, take all such action as is necessary or appropriate to submit to the stockholders of the Company at the Company Stockholders' Meeting a resolution approving the issuance of the Securities and the other Transactions. The Company agrees that it shall use its reasonable best efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of its stockholders required by Applicable Law to obtain the approval of this Agreement and will include in the Proxy Statement supplement described below the recommendation of its Board of Directors that holders of Common Stock approve and adopt the resolutions authorizing the issuance of the Securities and the Transactions.

          (b) (i) As promptly as practicable, the Company will prepare and file a supplement (the "Supplement") to the Proxy Statement with the Commission and will use its best efforts to respond to any comments of the Commission in connection therewith and to furnish all information required to prepare the Supplement. The Company will cause the Supplement to be mailed to the stockholders of the Company and, if necessary, after the Supplement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

          (ii) To the extent necessary to distribute the Supplement and solicit proxies in favor of the resolutions described therein or to otherwise give effect to this Section 5.14, the Company will postpone the Company Stockholders' Meeting.


                                   ARTICLE VI

                           COVENANTS OF EACH PURCHASER

          SECTION 6.1. Agreement to Take Necessary and Desirable Actions. Each Purchaser shall (a) subject to the satisfaction of the conditions set forth in
Section 7.2, execute and deliver each of the Equity Documents to which it is a party and such other documents, certificates, agreements and other writings and
(b) take such other actions as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement the Issuance to such Purchaser in accordance with the terms of this Agreement.

          SECTION 6.2. Compliance with Conditions; Best Efforts. Each Purchaser will use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and such Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Issuance to such Purchaser in accordance with the terms of this Agreement.

          SECTION 6.3. HSR Act Notification. To the extent required by the HSR Act, each Purchaser shall, if it has not already done so, (a) use commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

          SECTION 6.4. Consents and Approvals. Each Purchaser (a) shall use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities other than as expressly set forth in Section 6.3 regarding the HSR Act, and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Issuance to such Purchaser and (b) shall assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 6.5. Restrictions on Transfer. Each Purchaser shall not sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the Securities, the Conversion Shares or the Warrant Shares (any such disposition, a "Share Transfer"), other than (a) to a Permitted Transferee of such Purchaser that has agreed in writing (each, a "Permitted Transferee Agreement") to be bound by the terms and provisions of this Section
6.5 to the same extent that such Purchaser would be bound if it beneficially owned the Securities transferred to such Permitted Transferee or (b) (i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or (iii) pursuant to a registration statement. Such Purchaser shall promptly notify the Company of any Share Transfer to a Permitted Transferee of such Purchaser, which notification shall include a Permitted Transferee Agreement executed by each Permitted Transferee of such Purchaser to whom any Securities have been transferred.


                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

          SECTION 7.1. Conditions to the Company's Obligations. The obligations of the Company with respect to Purchasers required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

               (a) The representations and warranties of each Purchaser contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of such Purchaser which are not so qualified shall be true and correct in all material respect, in each case on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

               (b) Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser at or prior to the Closing Date.

               (c) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

               (d) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

          SECTION 7.2. Conditions to Purchaser's Obligations. The obligations of Purchaser required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

               (a) The representations and warranties of the Company contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of the Company which are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

               (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

               (c) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

               (d) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and the Certificate of Designation shall have been accepted for filing.

               (e) Any applicable waiting period under the HSR Act with respect to the purchase by Purchaser shall have expired or been terminated.

               (f) The Company shall have delivered to Purchaser a certificate executed by it or on its behalf by duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph (a) through (e) and (l)(i) of this Section 7.2 has been satisfied.

               (g) The Company and Zach Lonstein shall have executed and delivered the Registration Rights Agreement.

               (h) The Company shall have executed and delivered the Warrant Agreement.

               (i) The Company and the Management Stockholders shall have executed and delivered the Stockholders Agreement.

               (j) Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, and addressed to Purchasers, in form and substance reasonably acceptable to Purchasers.

               (k) Each Purchaser shall have received certificates representing the Shares and the Warrants purchased by such Purchaser concurrently with the Company's receipt of the purchase price payable in respect of such Securities.

               (l) there shall not have occurred (i) any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (x) on the condition (financial or otherwise), business, properties, assets, liabilities, operations, results of operations or prospects of the Company and the Subsidiaries, taken as a whole or (y) on the ability of the Company and the Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the Issuance contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or equity or debt capital market conditions.

               (m) The stockholders of the Company shall have approved the issuance of the Securities and the other transactions contemplated by this Agreement.

               (n) The indebtedness of the Company under the Kennedy-Wilson Credit Facility shall have been either (x) exchanged for the KW Securities pursuant to Section 2.1(b) or (y) repaid in full, and any options or warrants on securities of the Company or Infocrossing issued in connection therewith shall have been surrendered, unexercised, for cancellation.

               (o) All outstanding options and warrants (other than options or warrants issued in relation to the Kennedy Wilson Credit Facility) on securities of Infocrossing, Inc. shall have been converted into options or warrants on Common Stock on terms reasonably satisfactory to Purchasers.

               (p) At the Closing, the Company shall have issued and sold Securities with a purchase price not less than $60,000,000 pursuant to the terms of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1. Survival; Indemnification. (a) All representations, warranties and covenants contained in this Agreement or in any certificate delivered in connection with the Closing shall survive the Closing for 18 months (except (i) covenants that are required to be performed after the Closing Date and the representations contained in Sections 3.1, 3.2, 3.3 and 3.4, which shall survive indefinitely and (ii) representations and warranties contained in
Section 3.13, which shall survive for the applicable statute of limitation). Notwithstanding the foregoing, with respect to claims asserted pursuant to this
Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

          (b) The Company agrees to indemnify and hold harmless Purchaser, each Purchaser Affiliate and each of their respective representatives, heirs, successors and assigns (each an "indemnified person") on an after-tax basis, from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the Securities as of the date such loss first becomes known) claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or which any indemnified person may incur based upon, arising out of, or in connection with (i) a breach of any representation or warranty of this Agreement by the Company, (ii) any breach of any covenant or agreement contained herein by the Company or (iii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than the Company relating to the Issuance, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided (A) the Company shall have no obligation to indemnify any indemnified person for any Loss resulting from any breach of any representation or warranty hereunder (other than representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4 or 3.13, which shall be indemnified from the first dollar of Loss) unless and until the aggregate amount of all such Losses exceeds $1,000,000 (and then only to the extent of such excess) and (B) the maximum amount indemnifiable to indemnified persons for breaches of the representations or warranties contained in this Agreement shall not exceed $60,000,000.

          (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that the Company (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or delay.

          (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and
(iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

          (e) The Company and the Purchasers agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this 8.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

          (f) The obligations of the Indemnifying Party under this Section 8.1 shall survive the transfer, redemption or conversion of the Securities, the Warrant Shares and the Common Stock issued upon the conversion or exercise thereof, or the closing or termination of any Equity Document. The agreements contained in this Section 8.1 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others. The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought by any Indemnified Party.

          (g) All obligations of the Purchasers hereunder shall be several and not joint. If any Purchaser fails to purchase Securities hereunder or otherwise defaults on any liability or obligation under this Agreement, no other Purchaser will have any obligation to purchase any such Securities or take or refrain from taking any action on account of such defaulting Purchaser.

          SECTION 8.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

                  If to the Company:

                           Computer Outsourcing Services, Inc.
                           2 Christie Heights Street
                           Leonia, New Jersey 07605
                           Attn:    Nicholas J. Letizia,
                                    Chief Financial Officer
                           Telephone:  (201) 840-8717
                           Fax:  (201) 840-7126

                  with a copy to:

                           Robinson & Cole LLP
                           695 E. Main St.
                           Stamford, CT 06904
                           Attn: Richard Krantz, Esq.
                           Telephone:  (203) 462-7505
                           Fax:  (203) 462-7599

                  if to any Purchaser, to such Purchaser at its address as set forth on Schedule A:

                  with a copy to:

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attn:  S. Ward Atterbury, Esq.
                           Telephone:  (212) 819-8389
                           Fax:  (212) 354-8113

          SECTION 8.3. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          SECTION 8.4. Termination. (a) This Agreement may be terminated as between the Company and Purchaser (i) at any time prior to the Closing Date by mutual written agreement of the Company and Purchaser, (ii) if the Closing shall not have occurred on or prior to May 31, 2000, by either the Company or Purchaser, at any time after May 31, 2000, provided that the right to terminate this Agreement under this Section 8.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, by either the Company or Purchaser, (iv) if either the Company or Purchaser shall have breached any of its material obligations under this Agreement, by the non-breaching party, or (v) if an event described in Section 7.2(l) shall have occurred, by Purchaser. Any party desiring to terminate this Agreement pursuant to clauses 8.4(a)(ii), (iii), (iv) or (v) shall promptly give notice of such termination to the other party.

          (b) If this Agreement is terminated as between the Company and Purchaser, as permitted by Section 8.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.2, 8.3, this Section 8.4, Sections 8.5, 8.8, 8.10, 8.11, 8.12, 8.13, 8.14, 8.16, 8.18 and 8.19 and shall survive any termination hereof pursuant to Section 8.4(a).

          (c) If (x) the stockholders of the Company do not, by May 31, 2000, ratify the issuance of the Securities, this Agreement and the Transactions and
(y) this Agreement is hereafter terminated, the Company shall pay to the Purchaser an amount equal to all documented out-of-pocket expenses paid to third parties in connection with this Agreement and the Transactions.

          SECTION 8.5. Entire Agreement. As between the Company and Purchaser this Agreement and the Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

          SECTION 8.6. Modifications and Amendments. No amendment, modification or termination of this Agreement as between the Company and Purchaser shall be binding unless executed in writing by the Company and Purchaser intending to be bound thereby.

          SECTION 8.7. Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          SECTION 8.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          SECTION 8.9. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          SECTION 8.10. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that (a) the Company shall pay the filing fee payable in respect of any HSR filing, and (b) the Company shall reimburse the Purchasers for all expenses of Purchasers (including the expenses of White & Case LLP, counsel to the Purchasers, and such other consultants and advisors) incurred in connection with the Transactions; provided, that the Company shall not be required to reimburse the Purchasers for more than $225,000 in expenses.

          SECTION 8.11. Press Releases and Public Announcements. All public announcements or disclosures relating to the Issuance or this Agreement shall be made only if mutually agreed upon by the Company and Purchasers, except to the extent such disclosure is, in the opinion of counsel, required by Applicable Law, provided that (a) any such required disclosure shall only be made, to the extent consistent with Applicable Law and (b) no such announcement or disclosure (except as required by Applicable Law) shall identify Purchaser without Purchaser's prior consent.

          SECTION 8.12. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of Purchaser, and may not assigned or delegated by Purchaser without the Company's prior written consent except that Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of Purchaser, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 5.2, Section 8.1, this Section 8.12 or Section 8.18.

          SECTION 8.13. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION  8.14.  Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 8.15. Further Assurances. As between the Company and Purchaser, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to Purchaser the Shares to be purchased by it hereunder.

          SECTION 8.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

          SECTION 8.17. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and Purchaser any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable as between the Company and Purchaser law, each party waives any objection to the imposition of such relief.

          SECTION 8.18. No Purchaser Affiliate Liability. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Purchaser) shall be liable for or in respect of this Agreement with the transactions contemplated hereby.

          SECTION 8.19. Confidentiality. (a) Each of the parties hereto agrees that it will not (i) use, disseminate, or in any way disclose any Confidential Information disclosed to it by the other party hereto, to any person, firm or business, except to the extent necessary (x) in the case of Purchaser, to manage its investment (including any sale of all or any portion thereof), to discharge its fiduciary or regulatory obligations or for any other purpose which the Company may hereafter authorize in writing and (y) in the case of the Company, in order to discharge any fiduciary or regulatory obligation or for any other purpose which the Purchaser may hereafter authorize in writing, or (ii) use any Confidential Information of the other party for its own benefit or the benefit of any third party. Each of the parties, agrees that such it shall treat all Confidential Information received from the other party, with the same degree of care as the receiving party accords to its own Confidential Information, but in no case less than reasonable care.

          (b) Notwithstanding anything to the contrary contained in the immediately preceding paragraph (a) the disclosure by any party hereto of any Confidential Information of the other party (i) to any Affiliate of such party, or to any officer, director, employee, agent, representative, attorney or other advisor of such party or any Affiliate of such party, who agrees to be bound by the provisions of this Section 8.19, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority including with out limitation, the Federal Reserve Bank of New York or any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) in response to an order by a court or other governmental body, (iv) which is otherwise required by applicable law or regulation (including any rule or regulation of any stock exchange or automated quotation system on which such party is listed or traded or (v) which is necessary or advisable to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement by the party making such disclosure; provided, however, such the party required to make such disclosure pursuant to clause (iii), (iv) or (v) hereof shall provide written notice thereof to the party which owns such Confidential Information to enable such party to seek a protective order or otherwise prevent such disclosure of its Confidential Information.

          SECTION 8.20. Tax Matters. Except as required by applicable law, the Company and Purchaser agree to treat the Shares as stock other than preferred stock for all relevant income tax purposes.

                           [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        COMPUTER OUTSOURCING SERVICES, INC.



                                        By  /s/Zach Lonstein
                                            --------------------
                                            Name:   Zach Lonstein
                                            Title:  Chief Executive Officer



DB CAPITAL INVESTORS, L.P.,

         By:   DB CAPITAL PARTNERS, L.P.,
               its General Partner

         By:   DB CAPITAL PARTNERS, INC.,
               its General Partner



By   /s/Frank Schiff
     ---------------------
     Name:    Frank Schiff
     Title:   Managing Director


SANDLER CAPITAL PARTNERS IV, L.P.

         By:  Sandler Investment Partners, L.P.,
              General Partner

         By:  Sandler Capital Management,
              General Partner

         By:  MJDM Corp., a General
              Partner



By   /s/David C. Lee
     ---------------------
     Name:    David C. Lee
     Title:   Attorney-in-Fact


SANDLER CAPITAL PARTNERS IV FTE, L.P.

         By:  Sandler Investment Partners, L.P.,
              General Partner

         By:  Sandler Capital Management,
              General Partner

         By:  MJDM Corp., a General
              Partner


By  /s/David C. Lee
  ------------------------
  Name:    David C. Lee
  Title:   Attorney-in-Fact


SANDLER INTERNET PARTNERS, L.P.

         By:  Sandler Investment Partners, L.P.,
              General Partner

         By:  Sandler Capital Management,
              General Partner

         By:  MJDM Corp., a General
              Partner



By /s/David C. Lee
  ---------------------------
  Name:    David C. Lee
  Title:   Attorney-in-Fact

SANDLER CO-INVESTMENT PARTNERS, L.P.

         By:  Sandler Investment Partners, L.P.,
              General Partner

         By:  Sandler Capital Management,
              General Partner

         By:  MJDM Corp., a General
              Partner



By   /s/David C. Lee
  -------------------------------
  Name:    David C. Lee
  Title:   Attorney-in-Fact

                                                                      Schedule A

                                   PURCHASERS

-------------------------------- --------------------------------- ---------------- -------------- -------------------


           Purchaser                         Address                  Series A        Warrants       Purchase Price
                                                                   Preferred Stock
-------------------------------- --------------------------------- ---------------- -------------- -------------------

-------------------------------- --------------------------------- ---------------- -------------- -------------------


DB Capital Investors, L.P.       130 Liberty Street, 25th Fl.         78,688.5        1,265,963       $30,000,000
                                 New York, NY 10006
                                 Attn.: Tyler T. Zachem,
                                           Managing Director
-------------------------------- --------------------------------- ---------------- -------------- -------------------
-------------------------------- --------------------------------- ---------------- -------------- -------------------


Sandler Capital Partners IV,     767 Fifth Avenue, 45th Fl.           48,605.9         781,985        $18,531,000
L.P.                             New York, NY 10153
                                 Attn.: David C. Lee,
                                           Managing Director
-------------------------------- --------------------------------- ---------------- -------------- -------------------
-------------------------------- --------------------------------- ---------------- -------------- -------------------


Sandler Capital Partners IV      767 Fifth Avenue, 45th Fl.           19,853.1         319,402        $ 7,569,000
FTE, L.P.                        New York, NY 10153
                                 Attn.: David C. Lee,
                                          Managing Director
-------------------------------- --------------------------------- ---------------- -------------- -------------------
-------------------------------- --------------------------------- ---------------- -------------- -------------------


Sandler Internet Partners, L.P.  767 Fifth Avenue, 45th Fl.            5,245.9          84,398        $ 2,000,000
                                 New York, NY 10153
                                 Attn.: David C. Lee,
                                          Managing Director
-------------------------------- --------------------------------- ---------------- -------------- -------------------
-------------------------------- --------------------------------- ---------------- -------------- -------------------


Sandler Co-Investment            767 Fifth Avenue, 45th Fl.            4,983.6           80,178       $ 1,900,000
Partners, L.P.                   New York, NY 10153                    -------        ---------       -----------
                                 Attn.: David C. Lee,
                                        Managing Director
-------------------------------- --------------------------------- ---------------- -------------- -------------------
-------------------------------- --------------------------------- ---------------- -------------- -------------------

Total                                                                  157,377        2,531,926       $60,000,000
                                                                       =======        =========       ===========

-------------------------------- --------------------------------- ---------------- -------------- -------------------